Exhibit 99.1
American Energy Development Corp. Enters into Agreement to Acquire Reservoir Resources

RENO, Nevada, September 20, 2011 American Energy Development Corp. (OTCBB:AEDC) hereafter “AED”, is pleased to announce that AED has entered into an agreement to acquire Reservoir Resources Ltd., an Ireland based oil and gas company focused on the exploration of oil and gas basins in the United Kingdom.

AED’s acquisition, which is subject to the approval of United Kingdom Department of Energy and Climate Control, positions the company for exposure to the international oil and gas industry. The acreage totals approximately 24,000 acres in an oil producing area located among companies such as BP with its Wytch farm oil field.

As part of AED’s strategy to develop acreage using proven technology, the acreage contains a seismic survey outlining the prospect and drill locations, which we believe will minimize risk.

AED now plans to construct a development program for the region with the commencement of drilling planned to commence in 2012.

Herold Ribsskog, President of American Energy Development Corp. said, "AED is continuing its planned acquisition of high quality assets and using technology for best results. We are excited about the prospect of the Reservoir acreage."

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company committed to creating American energy independence through the development of acreage in established oil and gas basins using the latest geological, geophysical, and environmental technology to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 9190 Double Diamond Parkway, Reno, Nevada, 89521.

CONTACT:
American Energy Development Corp.
Joel Felix
9190 Double Diamond Parkway
Reno, Nevada, 89521
(888) 542-7720